Exhibit 10.3

FORBEARANCE AGREEMENT (LYLES UNITED, LLC)

This FORBEARANCE AGREEMENT (LYLES UNITED) (“this Agreement”) is entered into as of February 26, 2009, by and among PACIFIC ETHANOL, INC., a Delaware corporation (the “Company”), PACIFIC AG. PRODUCTS, LLC (“PAP”), PACIFIC ETHANOL CALIFORNIA, INC. (“PECA”; together with PAP and the Company, the “PE Parties”, and each a “PE Party”) and LYLES UNITED, LLC, a Delaware limited liability company (the “Lender”), as parties to the Loan Documents (defined below).  The Company, PAP, PECA and Lender are sometimes referred to individually as a “Party” and collectively as the “Parties” herein.  Capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings given such terms in the Loan Documents.

RECITALS:

WHEREAS, Lender is the holder of that certain Amended and Restated Promissory Note, dated November 7, 2008, in the principal amount of $30.0 million by the Company in favor of Lender (the “Note”), which without acceleration is due and payable on March 15, 2009 (the “Maturity Date”);

WHEREAS, Lender is the beneficiary under that certain Unconditional Guaranty, dated November 7, 2008, from PAP with respect to the indebtedness under the Note (the “PAP Guaranty”), and Lender is also the Secured Party under that certain Security Agreement, dated November 7, 2008, by and between PAP and Lender, with respect to the indebtedness under the Note (the “PAP Security Agreement”);

WHEREAS, Lender is the beneficiary under that certain Limited Recourse Guaranty, dated November 7, 2008, from PECA with respect to the indebtedness under the Note (the “PECA Guaranty”; together with the PAP Guaranty, the “Guarantees”), and Lender is a party to that certain Joint Instruction Letter, dated November 7, 2008, from the Company and Lender to PECA (the “Joint Instruction Letter”);

WHEREAS, Lender is a party to that certain Loan Restructuring Agreement, dated as of November 7, 2008, by and among the PE Parties, Pacific Ethanol Imperial, LLC, a Delaware limited liability company, and Lender (the “Restructuring Agreement”; together with the Note, the Guarantees, the PAP Security Agreement, and the Joint Instruction Letter, the “Loan Documents”);

WHEREAS, the PE Parties have advised Lender that Company will be unable to pay the interest payment under the Note due and payable on March 1, 2009, which nonpayment will constitute an Event of Default under the Note if payment shall not have been made within five days of the Company’s receipt of Lender’s written notice to the Company of such nonpayment, and the nonpayment of such obligation by the Company and by PAP and PECA under the Guarantees will also constitute a default or event of default in accordance with the terms of each of the other Loan Documents (the “Anticipated Interest Payment Default”);

WHEREAS, the PE Parties have advised Lender that the Company will be unable to pay accrued interest and the $30.0 million principal balance of the Note due on the Maturity Date, which nonpayment will constitute an Event of Default under the Note, and the nonpayment of such obligation by the Company and by PAP and PECA under the Guarantees will also constitute a default or event of default in accordance with the terms of each of the other Loan Documents (the “Anticipated Maturity Date Payment Default”) (collectively, with the Anticipated Interest Payment Default, the “Anticipated Defaults”);

WHEREAS, Lender will have various rights and remedies after the occurrence of each of the Anticipated Defaults;

WHEREAS, certain indirect subsidiaries of the Company, consisting of the owners of four ethanol plants (collectively, the “Plant Entities”) and a holding company for those Plant Entities (“PEHC”) are parties to that certain Credit Agreement dated as of February 27, 2007 (as amended from time to time thereafter) by and among the Plant Entities, PEHC, WestLB AG, New York Branch (“WestLB”), and certain other parties (the “West LB Credit Agreement”), and the Company is a party to that certain Sponsor Support Agreement, dated as of February 27, 2007 (as amended thereafter), among the Company, PEHC and WestLB (collectively, with the West LB Credit Agreement, the “WestLB Obligations”);

WHEREAS, a direct subsidiary of the Company, Kinergy Marketing LLC, an Oregon limited liability company (“Kinergy”) is a party to that certain Loan and Security Agreement, dated as of July 28, 2008, by and among Kinergy, Wachovia Capital Finance Corporation (Western) (“Wachovia”) and certain other parties (the “Wachovia Loan Agreement”), and the Company has issued a Guarantee, dated July 28, 2008, in favor of Wachovia with respect to the indebtedness under the Wachovia Loan Agreement (collectively, with the Wachovia Loan Agreement, the “Wachovia Obligations”);

WHEREAS, the PE Parties have requested that Lender agree and, subject to the terms and conditions of this Agreement, Lender has agreed, during (and only during) the Forbearance Period as defined below in this paragraph, (a) with respect to respect to each of the Anticipated Defaults, to forbear from any demand for immediate payment of any amounts due under the Note or the other Loan Documents, and from any exercise of rights to foreclose on any or all of the property of any PE Party in which Lender has been granted a security interest under any of the Loan Documents, or to enforce the Guarantees, until the earliest to occur of (i) March 31, 2009; (ii) the date of termination of the Forbearance Period pursuant to Section 5 hereof; and (iii) the date on which all of the obligations under the Note and under any of the other Loan Documents have been paid and discharged in full and the Note has been canceled (the “Forbearance Period”);

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PE Parties and Lender hereby agree as follows:

1.           Incorporation of Preliminary Statements.  The preliminary statements set forth above are hereby incorporated into this Agreement as accurate and complete statements of fact.  Without limiting the foregoing, each PE Party hereby acknowledges and agrees that (a) the Note is valid, outstanding and enforceable in accordance with its terms; (b) Lender has, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the property of any PE Party in which Lender has been granted a security interest under any of the Loan Documents; (c) the Guarantees are valid and enforceable in accordance with their terms; (d) absent the effectiveness of this Agreement, Lender has, upon the occurrence of any event of default under any of the Loan Documents, the right to enforce its security interest in, and liens on, the property of any PE Party in which Lender has been granted a security interest under any of the Loan Documents, enforce the obligations of PAP and PECA under the Guarantees, and enforce its other rights and pursue its other remedies under the Loan Documents; (e) absent the effectiveness of this Agreement, the Note is payable in full on the Maturity Date, and all obligations under the Note and the Loan Documents are payable in accordance with the terms thereof, without defense, dispute, offset, withholding, recoupment, counterclaim or deduction of any kind; and (f) after giving effect to this Agreement, the Note will be payable in full on the earlier to occur of March 31, 2009 and the termination of the Forbearance Period, and all obligations under the Note and any other Loan Documents shall be payable on such date without defense, dispute, offset, withholding, recoupment,  counterclaim or deduction of any kind.

2.           Forbearance

Provided that no Forbearance Default (as defined below) occurs, and subject in all respects to the terms and conditions of this Agreement including satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 3 below, during the Forbearance Period Lender agrees that it shall not (i) declare to be due and payable or seek to collect all or any portion of the outstanding principal amount of the Note or interest thereon, or any other obligations under the Loan Documents, or (ii) exercise any remedies provided for under the Note or the other Loan Documents or applicable law on account of the Anticipated Defaults.   Upon termination of the Forbearance Period, Lender shall have the right to enforce any and all remedies with respect to any default, including any event of default then outstanding under the Note or any of the other Loan Documents (including, without limitation, any Anticipated Default).   Under all events and circumstances, the entire principal balance and all accrued and unpaid interest under the Note and any obligations under any of the other Loan Documents shall be due and payable immediately and in full upon expiration of the Forbearance Period without any further notice or demand of any kind or nature whatsoever.

3.           Conditions of Effectiveness of this Agreement.   This Agreement shall become effective as of the date hereof (the “Effective Date”) when, and only when:

(a)           Lender shall have received counterparts of this Agreement duly executed and delivered by the PE Parties, and Lender shall have executed this Agreement;

(b)           Lender shall have received a copy of the final form of a forbearance agreement as executed by WestLB, in form and substance satisfactory to Lender, regarding the WestLB Credit Agreement (the “WestLB Forbearance Agreement”), providing for a forbearance period co-terminous with the Forbearance Period hereunder, and such forbearance shall be in full force and effect;

(c)           Lender shall have received a copy of a final form of a notice or agreement executed by Wachovia for extension of the forbearance period through March 31, 2009 pursuant to that certain Amendment and Forbearance Agreement, dated February 13, 2009, regarding the Wachovia Loan Agreement (the “Wachovia Forbearance Agreement”), in form and substance satisfactory to Lender, providing for a forbearance period co-terminous with the Forbearance Period hereunder, and such forbearance shall be in full force and effect; and

(d)           All of the representations and warranties of the PE Parties contained in this Agreement shall be true and correct on and as of the Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

4.          Representations and Warranties.  To induce Lender to enter into this Agreement, each of the PE Parties represents and warrants to Lender (which representations and warranties also shall be deemed made on and as of the Effective Date):

(a)          Other than the Anticipated Defaults, there is no default presently outstanding nor any presently existing condition that will, with the passage of time, constitute a default during the Forbearance Period;

(b)          Such PE Party has the requisite corporate power and authority and the legal right to execute and deliver this Agreement, and to perform the transactions contemplated hereby.  The execution, delivery and performance by such PE Party of this Agreement, (i) are within the PE Party’s corporate power; (ii) have been duly authorized by all necessary corporate or other action; (iii) do not contravene or cause the PE Party or any other PE Party to be in default under (x) any provision of the PE Party’s or other PE Party’s formation documents or bylaws, (y) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the PE Party or other PE Party or its property, or (z) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the PE Party or other PE Party or its property; (iv) will not result in the creation or imposition of any lien or encumbrance upon any of the property of the PE Party or other PE Party or any subsidiary thereof other than those in favor of Lender, all pursuant to the Loan Documents; and (e) do not require the consent or approval of any governmental authority or any other person or entity, other than those which have been duly obtained, made or complied with and which are in full force and effect.

(c)           This Agreement has been duly executed and delivered by such PE Party.  Each of this Agreement, the Note (as modified hereby) and the Loan Documents (as modified hereby) to which each PE Party is a party is the legal, valid and binding obligation of such PE Party, enforceable against such PE Party in accordance with its terms, subject, as to enforceability, to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity, and is in full force and effect.

(d)          Except as may be expressly stated to the contrary elsewhere in this Agreement, the representations and warranties of each PE Party contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(e)           No default or event of default under the Note or Loan Documents arising other than as a result of the Anticipated Defaults shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the date hereof.

(f)           No Forbearance Default (as defined below) has occurred.

5.           Forbearance Defaults:  The following events shall constitute “Forbearance Defaults”:

(a)           any PE Party shall fail to observe or perform any term, covenant, or agreement binding on it contained in this Agreement, or any other agreement, instrument, or document executed in connection with this Agreement; or

(b)           the occurrence of a default or event of default under the Note or any of the Loan Documents, other than the Anticipated Defaults; or

(c)           any instrument, document, report, schedule, agreement, representation or warranty, oral or written, made or delivered to Lender by any  PE Party shall be false or misleading in any material respect when made, or deemed made, or delivered; or

(d)           any event of default has occurred and is outstanding under the WestLB Forbearance Agreement, or the Wachovia Forbearance Agreement, or both, or either such forbearance agreement has terminated.

Upon the occurrence of any Forbearance Default, Lender may by notice to the PE Parties immediately terminate the Forbearance Period and/or declare all of the obligations under the Loan Documents immediately due and payable; provided, however, that upon the occurrence of any event of default described in sub-paragraph (c) or (d) of Section 4 of the Note, the Forbearance Period shall automatically terminate and all obligations under the Note or under any other Loan Document shall automatically become immediately due and payable, without notice or demand of any kind.  Upon the termination or expiration of the Forbearance Period, if at such time the outstanding amount of the obligations under the Loan Documents have not been paid in full, Lender shall be entitled to exercise all of its rights and remedies under the Note, the Loan Documents and applicable law, including, without limitation, the right to declare all of the obligations thereunder to be immediately due and payable and to enforce its liens on, and security interests in, the property of any PE Party in which Lender has been granted a security interest under any of the Loan Documents and enforce the PAP Guaranty and the PECA Guaranty.  The occurrence of any Forbearance Default shall constitute an additional Event of Default under the Note and the other Loan Documents, and the Note each of the other Loan Documents is hereby deemed amended to incorporate such additional Event of Default.

6.           Forbearance Period Covenants.  In order to induce Lender to enter into this Agreement and forbear during the Forbearance Period from exercising Lender’s rights and remedies with respect to the Anticipated Defaults, each PE Party covenants that (i) within two business days after the PE Parties or any of them provide any report to WestLB called for by Section 8 of the WestLB Forbearance Agreement, the PE Parties shall provide a copy of such report to Lender, (ii) each of the PE Parties shall supply to Lender any financial information or other report or data reasonably requested by Lender during the Forbearance Period.

7.           Status of Credit Agreement and Other Financing Documents; No Novation; Reservation of Rights and Remedies

(a)           Upon the Effective Date, each reference any Loan Document to “this Agreement”, “hereunder”, “hereof” or words of like import, shall mean and be a reference to such Loan Document as modified and supplemented hereby.

(b)           This Agreement shall be limited solely to the matters expressly set forth herein and, except as expressly provided herein, shall not (i) constitute an amendment or waiver of, or a forbearance with respect to, any term or condition of the Note or any other Loan Document, (ii) prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Note or any other Loan Document, or (iii) require Lender to agree to any additional or future forbearance or to any other transaction of any type or nature whatsoever;

(c)           Except to the extent specifically provided herein, the respective provisions of the Note and the other Loan Documents shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the obligations under each of them are hereby confirmed as being in full force and effect.

(d)           This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Note, or any of the other Loan Documents, except as specifically set forth herein.

(e)           Except as expressly provided herein, Lender expressly reserves all rights, claims and remedies that it has or may have against the PE Parties or any of them.

8.           Acknowledgment of Validity and Enforceability of the Note and other Loan Documents.  Each of the PE Parties expressly acknowledges and agrees that the Loan Documents to which it is a party are valid and enforceable by Lender against such PE Party, and except as expressly modified pursuant to this Agreement, expressly reaffirms each of its obligations under each Loan Document to which it is a party.  Each of the PE Parties that has granted Lender a security interest in any such PE Party’s property further expressly acknowledges and agrees that Lender has a valid, duly perfected, first priority and fully enforceable security interest in and lien against such property.  Each of the PE Parties agrees that it shall not dispute the validity or enforceability of the Note or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or extent of any security interest of Lender in or against any property of such PE Party, either during or following the expiration of the Forbearance Period.

9.           Release; Covenant Not to Sue.

(a)           Each of the PE Parties acknowledges that Lender would not enter into this Agreement without the PE Parties’ assurance that each PE Party has no claim against Lender or any of its parent corporations, subsidiaries, affiliates, officers, directors, shareholders, employees, attorneys, agents, professionals and servants, or any of their respective predecessors, successors, heirs and assigns (collectively, the “Lender-Related Parties” and each, a “Lender-Related Party”) arising out of the Loan Documents or the transactions contemplated thereby.  Each of the PE Parties, for itself and on behalf of its officers and directors, and its respective predecessors, successors and assigns (collectively, the “Releasors”) releases each Lender-Related Party from any known or unknown claims which any PE Party now has against any Lender-Related Party of any nature, including any claims that any Releasor, or any Releasor’s successors, counsel and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, arising out of or related to the Loan Documents or the transactions contemplated thereby (individually, a “Claim” and collectively, “Claims”).

(b)           Except as expressly provided herein, the Releasors each expressly waive any statutory or other limitation on the enforceability of a general release of unknown claims which, if known, would have materially affected this Agreement.  EACH RELEASOR HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

•           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

EACH RELEASOR AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE, INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR SIMILAR LAW IN ANOTHER JURISDICTION, SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS AGREEMENT.

(c)           The provisions, waivers and releases set forth in this Section 9 are binding upon each Releasor.  The provisions, waivers and releases of this Section 9 shall inure to the benefit of each Lender-Related Party.

(d)           The provisions of this Section 9 shall survive payment in full of the obligations, full performance of all of the terms of this Agreement, the Note and the other Loan Documents and/or any action by Lender to exercise any remedy available under any of the Loan Documents or applicable law.

(e)           Each Releasor represents and warrants that each such Releasor is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each such Releasor has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.  Each Releasor shall jointly and severally indemnify and hold harmless each Lender-Related Party from and against any claim, demand, damage, debt, liability (including payment of reasonable attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer.

(f)           Each Releasor, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally covenant and agree with each Lender-Related Party that they will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Lender-Related Party on the basis of any Claim released, remised and discharged pursuant to Section 9(a) above.  If any Releasor violates the foregoing covenant, such Releasor agrees to pay, in addition to such other damages as any Lender-Related Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Lender-Related Party as a result of such violation.

10.           No Waiver.  Each of the PE Parties hereby acknowledges and agrees that Lender’s failure, at any time or times hereafter, to require strict performance by any PE Party of any provision or term of this Agreement, the Note or any other Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of a Forbearance Default or of an event of default shall not, except as may be expressly set forth herein, suspend, waive or affect any other Forbearance Default or any other event of default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.

11.           Sole Benefit of Parties.  This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have any right, benefit or interest under or because of the existence of this Agreement.

12.           Limitation on Relationship Between Parties.  The relationship of Lender and the PE Parties has been and shall continue to be, at all times, that of creditor and debtor with respect to the loan outstanding under the Loan Documents.  Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Note or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between the parties.

13.           No Assignment.  This Agreement shall not be assignable by any PE Party without the written consent of Lender.

14.           Miscellaneous.  The section and subsection titles contained in this Agreement are included for the sake of convenience only, and shall not affect the meaning or interpretation of this Agreement, the Note or any other Loan Document or any provisions hereof or thereof.

15.           Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (OTHER THAN THE CHOICE OF LAW PROVISIONS THEREOF), APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

16.           Consultation with Counsel.  Each of the PE Parties represents to Lender that it has discussed this Agreement, including the provisions of Sections 9, 12 and 15 hereof, with its attorneys.

17.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by “PDF” attachment to an email to the recipient Party shall be effective as delivery of a manually executed counterpart of this Agreement.

18.           Headings.   Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.           No Course of Dealing.  The Lender has entered into this Agreement on the express understanding with the PE Parties that in entering into this Agreement Lender is not establishing any course of dealing with the PE Parties.  The Lender’s rights to require strict performance with all the terms and conditions of the Loan Documents as modified by this Agreement shall not in any way be impaired by the execution of this Agreement.   The Lender shall not be obligated in any manner to execute any amendments or further waivers, and if any such amendments or further waivers are requested in the future, assuming the terms and conditions thereof are acceptable to Lender, Lender may require the payment of fees in connection therewith.

20.           Expenses.  Each of the PE Parties hereby acknowledges and agrees that all fees, costs and expenses of Lender (including the reasonable and documented fees, costs and expenses of counsel or other advisors, if any) incurred in connection with the transactions contemplated by this Agreement shall be payable by the Company in accordance with the Note.

21.           Further Assurances.  At Lender’s request, each of the PE Parties shall execute and deliver such additional documents and take such additional actions as Lender requests to effectuate the provisions and purposes of this Agreement and to protect and/or maintain perfection of Lender’s security interests in and liens upon any property of any PE Party in which Lender has been granted a security interest.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

PACIFIC ETHANOL, INC.

By: /s/ NEIL M. KOEHLER
Name: Neil M. Koehler Title: President & CEO
PACIFIC AG. PRODUCTS, LLC
By:/s/ NEIL M. KOEHLER
Name: Neil M. Koehler Title: President & CEO
PACIFIC ETHANOL CALIFORNIA, INC.
By:/s/ NEIL M. KOEHLER
Name: Neil M. Koehler Title: President & CEO
LYLES UNITED, LLC
By:/s/ MICHAEL F. ELKINS
Name: Michael F. Elkins Title: Vice President